Exhibit 99.1

For Release: October 16, 2008
Contact: Lisa Razo
(802) 865-1838

Merchants Bancshares, Inc. Dividend Declaration and Earnings Release Calendar

SOUTH BURLINGTON, VT--Merchants Bancshares, Inc. (NASDAQ: MBVT), the parent company of Merchants Bank, announced today that its Board of Directors declared a dividend of 28 cents per share, payable November 13, 2008, to shareholders of record as of October 30, 2008. Merchants plans to release earnings on or about October 30, 2008.

Mr. Michael Tuttle, Merchants' President and Chief Executive Officer; and Ms. Janet Spitler, Merchants' Chief Financial Officer, will host a conference call to discuss these earnings results at 9:30 a.m. Eastern Time on Monday, November 3, 2008. Interested parties may participate in the conference call by dialing (888) 428-4480; the title of the call is Earnings Release Conference Call for Merchants Bancshares, Inc. Participants are asked to call a few minutes prior to register. A replay will be available until noon on Monday, November 10, 2008. The U.S. replay dial-in telephone number is (800) 475-6701. The international replay telephone number is (320) 365-3844. The replay access code for both replay telephone numbers is 902418.

Vermont Matters. The continuing mission of Merchants Bank is to provide Vermonters with a state-wide community bank that blends a strong technology platform with a genuine appreciation for local markets. Merchants Bank fulfills this commitment through a branch-based system that includes 36 community bank offices and 44 ATMs throughout Vermont, Personal Bankers dedicated to top-quality customer service and streamlined solutions, including: Personal Checking and Savings with Free Checking for Life®, CashRewards CheckingSM, a low-cost Money Market Account, Free Online Banking and Bill Pay, Overdraft Coverage, Direct Deposit, Free Debit Card and Free Automated Phone Banking; Business Banking with Rewards Checking for Business, Business Online Banking and Bill Pay, Business Lines of Credit and Merchant Card Processing; Small Business Loans; Health Savings Accounts; Credit Cards; Flexible Certificates of Deposit; Vehicle Loans; Home Equity Credit; and Home Mortgages. Visit mbvt.com for more information. Merchants' stock is traded on the NASDAQ National Market system under the symbol MBVT. Member FDIC. Equal Housing Lender.

Some of the statements contained in this press release may constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect Merchants' current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause Merchants' actual results to differ significantly from those expressed in any forward-looking statement. Forward-looking statements should not be relied on since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Merchants' control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include changes in general economic conditions in Vermont, changes in interest rates, changes in competitive product and pricing pressures among financial institutions within Merchants' markets, and changes in the financial condition of Merchants' borrowers. The forward-looking statements contained herein represent Merchants' judgment as of the date of this release, and Merchants cautions readers not to place undue reliance on such statements. For further information, please refer to Merchants' reports filed with the Securities and Exchange Commission.

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